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                                                                   Exhibit 10.10

[VIALTA LETTERHEAD]


September 25, 2000

Mr. Alex B. Law
55 Stanton Court
Danville, CA 94506

Dear Mr. Law:

We are pleased to make the following offer of employment to you:

Position:             VICE PRESIDENT OF CONTENT
Department:           Content
Manager:              Fred Chan

Compensation:         $7,291.67 SEMI-MONTHLY ($175,000 ANNUALIZED).

Stock Options:        40,000 shares vested under the terms of the 4-year
                      Incentive Option Plan, subject to approval by the Board of Directors at the next meeting.

Benefits:             Medical, Dental and Vision coverage is effective on your
                      start date. HMO coverage is paid in full for the employee.
                      PPO coverage requires a deduction from your paycheck.
                      Medical and dental coverage for eligible dependents is available at 25% of cost.

Loan: The Company will LOAN $10,000 to be repaid over a 12 month period at the rate of $834 per month or $417 per pay check through payroll deduction. The interest rate to be at 7%per year, total interest of $350 to be paid at the end of the 12 month period.

At-Will Basis:        Vialta is an at will employer in accordance with the laws
                      of the State of California. You are free to leave at any time, and similarly, the Company can terminate your employment, with or without cause, at any time.

Effective:            This offer will remain affective until September 28, 2000.

Start Date:           ON OR BEFORE OCTOBER 9, 2000.

New hire orientation is held every Monday at 8:30 AM (please bring all required employment eligibility documents).

Mr. Law, we look forward to a positive response to our offer and to a mutually beneficial, professional relationship. Please indicate your acceptance by your signature and start date below.



/s/ Fred Chan                              /s/ Alex B. Law
----------------------------------         -------------------------------------
Fred Chan                                  Alex B. Law
Chairman
                                           10/4/00
                                           -------------------------------------
                                           Start Date